UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2012

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement

On June 8, 2012, Walker & Dunlop, Inc. (the “Company” or “Parent”) announced it entered into an agreement to acquire CWCapital LLC, (“CWCapital”), a direct wholly owned subsidiary of CW Financial Services LLC (“CW Financial” or “Seller”) pursuant to a Purchase Agreement (the “Agreement”), dated June 7, 2012, by and among Walker & Dunlop, Inc. (as “Parent”), Walker & Dunlop, LLC (as “Purchaser”), CW Financial, and CWCaptial.

On the terms and subject to the conditions of the Agreement, the Purchaser will acquire all of the Seller’s interests in CWCapital, for approximately $220 million, net of certain expenses and adjustments. Of the $220 million, $80 million will be paid in cash from the Purchaser, through a combination of existing capital and financing anticipated to be obtained. The remaining $140 million will be paid through the issuance of shares of the Company’s common stock, the number of which will be fixed within a 30 percent upward or downward fluctuation in the Company’s stock price, outside of which the number of shares issued will be variable, based on the price of the Company’s stock. Upon the closing, it is anticipated that CW Financial will own approximately 11.6 million shares of common stock, or 34% of the Company on a fully diluted basis. In accordance with the terms of the Agreement, Seller may not transfer the stock consideration for a period of 180 days after the closing date.

In connection with the transaction, the Company may, at Seller’s request, increase the number of members of its Board of Directors from eight to eleven members, up to two of whom may be designated by CW Financial for each election of directors through the Company’s annual meeting to be held in 2014. In addition, an independent member will be nominated by the Company. The Agreement specifies that should CW Financial and its affiliates cease to own at least 20% of the common stock of the Company, CW Financial shall forfeit the right to nominate one Board designee; and upon ceasing to own at least 10% of the common stock of the Company, CW Financial shall forfeit the right to nominate its remaining Board designee.

Pursuant to the rules of the New York Stock Exchange, the issuance of shares of common stock is subject to approval by the vote of a majority of the shares of the Company’s common stock entitled to vote at a meeting held for that purpose. In addition, the completion of the acquisition is subject to various other conditions, including  obtaining certain regulatory approvals, obtaining the approval of certain governmental authorities, and the termination and expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the satisfaction or waiver of the closing conditions of the Agreement, the Company expects the transaction to close by the end of 2012.

The Agreement contains customary representations, warranties and covenants by the Parent, Purchaser, CW Financial and CWCapital. In additional to other covenants, CW Financial and CWCapital have each agreed, (i) to conduct their respective operations in the ordinary course of business consistent with past practice between the execution and delivery of the Agreement and the consummation of the acquisition, and (ii) not to solicit proposals with respect to the potential sale of CWCapital, or a substantial interest therein..

Voting Agreements

Concurrently with the execution and delivery of the Agreement, William M. Walker, the Company’s Chairman, President and Chief Executive Officer; Mallory Walker, Mr. Walker’s father; Richard M. Lucas, Howard W. Smith, III, Richard C. Warner, and Deborah A. Wilson, all executive officers of the Company; and Column Guaranteed LLC (together, the “Stockholders”), have entered into voting agreements by which each has agreed to, among other things, vote in favor of the proposal to issue shares of the Company’s stock in connection with the Agreement, against any action that would result in breach of the Agreement, and, other than Column Guaranteed LLC, to appoint each executive officer of CW Financial as such Stockholder’s attorney-in-fact with respect to the voting for matters related to the Agreement. The voting agreements cover approximately 47 percent of the Company’s common stock. Further, the Stockholders have agreed that from the date of the voting agreements through the closing of the acquisition, no Stockholder will sell, pledge, encumber, assign or otherwise dispose of any shares, except as permitted to sell pursuant to an existing Rule 10b5-1 plan under the Exchange Act and certain other exceptions.

Registration Rights Agreement

Upon closing of the transaction, the Company will enter into a Registration Rights Agreement, pursuant to which it will agree, as soon as practicable after the closing date, to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement to register for resale the shares of common stock to be issued to CW Financial pursuant to the Agreement. In addition, among other things, the Company agreed that (i) it will keep such registration statement effective until CW Financial can sell all of its shares of the Company’s common stock under Rule 144 without a volume limitation, (ii) that holders will be entitled to three underwritten demand offerings, and (iii) that holders will have piggy-back registration rights relating to certain offerings initiated by the Company.

On June 8, 2012, the Company issued a press release to announce the Agreement. In addition, the Company will hold a conference call and simultaneous presentation to investors on June 8, 2012, at 8:30 a.m. EDT to discuss the announcement of the Agreement. Information regarding the conference call is included in the press release, attached hereto. Interested investors can access the conference call webcast via the Investor Relations section of the Company’s website, http://walkerdunlop.com. The press release is attached hereto as Exhibit 99.1, the investor presentation is attached hereto as Exhibit 99.2 and each are incorporated herein in their entirety by reference.

The foregoing description of the Agreement attached hereto as Exhibit 2.1 to this Current Report on Form 8-K is intended to provide information regarding the terms of the Agreement and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Agreement and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Agreement contains representations and warranties by the parties, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the  Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the description of the Agreement and the other agreements described above do not purport to describe all of the terms of such agreements.

Additional Information and Where to Find It

In connection with the transaction, the Company will file a proxy statement with the SEC. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov, or from the Company’s website at http://www.walkerdunlop.com. The content of, or otherwise accessible through, our website is not part of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
2.1	Purchase Agreement, dated June 7, 2012, by and among Walker & Dunlop, Inc., Walker & Dunlop, LLC, CW Financial Services LLC and CWCapital LLC
99.1	Press release issued by Walker & Dunlop, Inc., dated June 8, 2012
99.2	Investor presentation, dated June 8, 2012
99.3	Walker & Dunlop memorandum to all employees regarding announcement to acquire CWCapital LLC, dated June 8, 2012
99.4	Walker & Dunlop Q&A to accompany memorandum to all employees, dated June 8, 2012

# # # #

Important Information Regarding Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements include, but are not limited to, statements relating to the following: (i) the expected benefits of the Agreement, the expected accretive effect of the closing of the acquisition contemplated in the Agreement on the Company’s financial results, pro forma financial results, expected revenue, cost, EBITDA, margin and synergies, the expected impact for customers and employees, future capital expenditures, expenses, revenues, earnings, economic performance, financial condition, losses and future prospects; (ii) the anticipated benefits of geographic diversity that would result from the acquisition; (iii) future industry developments and trends; (iv) the anticipated completion of the acquisition; and (iv) any assumptions underlying the foregoing statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ or ‘‘potential’’ or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in the press release and investor presentation attached hereto reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company following the closing of the acquisition or otherwise. No statement in this announcement should be interpreted to mean that the earnings per share, net income, margins or cash flows of the Company for the current or future fiscal years would necessarily match or exceed the historically published figures. Actual events may differ materially from what is expressed in the Company’s forward-looking statements due to numerous factors. These include uncertainties regarding whether an acquisition by the Company will be consummated upon the terms contemplated by the agreement or at all, whether financing will be available on acceptable terms or at all, and whether the other conditions to consummate the transaction will be satisfied.

We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: June 8, 2012	By:	/s/ Deborah A. Wilson
		Name:	Deborah A. Wilson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated June 7, 2012, by and among Walker & Dunlop, Inc., Walker & Dunlop, LLC, CW Financial Services LLC and CWCapital LLC
99.1	Press release issued by Walker & Dunlop, Inc., dated June 8, 2012
99.2	Investor presentation, dated June 8, 2012
99.3	Walker & Dunlop memorandum to all employees regarding announcement to acquire CWCapital LLC, dated June 8, 2012
99.4	Walker & Dunlop Q&A to accompany memorandum to all employees, dated June 8, 2012